AMENDMENT TO COMMON STOCK PURCHASE WARRANTS

This AMENDMENT TO COMMON STOCK PURCHASE WARRANTS (the "Amendment") is dated this 25th day of November, 2020 by and between iQSTEL Inc., a Nevada corporation (the "Company") and Alpha Capital Anstalt (the "Holder").

W I T N E S S E T H:

WHEREAS, the Company issued to the Holder three separate Common Stock Purchase Warrants, with dates of execution and number of shares as follows: May 20, 2020 for 2,000,000 shares (the "May 2020 Warrant"); June 3, 2020 for 2,500,000 shares (the "June 2020 Warrant"); and July 15, 2020 for 2,000,000 shares (the "July 2020 Warrant") (collectively, the three Common Stock Purchase Warrants shall be referred to as the "Warrants").

WHEREAS, the Company and Holder desires to modify the terms of the Warrants to change the exercise price and to include a leak-out on shares sold into the market, once exercised.

WHEREFORE, the parties do hereby agree as follows:

May 2020 Warrant

1. All terms defined in the May 2020 Warrant and used in this Amendment shall have the same meanings in this Amendment as in the May 2020 Warrant unless otherwise provided in this Amendment.

2. Section 2(b) of the May 2020 Warrant shall be deleted in its entirely and replaced with the following:

"Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.0034923, subject to adjustment as described herein ("Exercise Price").

3. There shall be added a new Section 2(f) to the May 2020 Warrant, which shall state as follows:

"Leak-Out. If the ask price of the Company's Common Stock on the OTC Markets Group Inc. PINK is at or below $0.13 per share on any Trading Day, the Holder agrees to sell no more than Two Million (2,000,000) shares of the Company's Common Stock into the market for the thirty day period (determined not on a rolling basis) following the day of the $0.13 or lower share price, subject to adjustment as described herein"

4. There shall be added a new Section 2(g) to the May 2020 Warrant, which shall state as follows:

"Beneficial Ownership Limitations. To the extent that the Holder's right to exercise this Warrant would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to exercise this Warrant and the right by Holder to benefit from such right or receive shares in excess of the Beneficial Ownership Limitation shall be held in abeyance until such time as the Holder's rights thereto would not result in the Holder exceeding the Beneficial Ownership Limitation."

June 2020 Warrant

5. All terms defined in the June 2020 Warrant and used in this Amendment shall have the same meanings in this Amendment as in the June 2020 Warrant unless otherwise provided in this Amendment.

6. Section 2(b) of the June 2020 Warrant shall be deleted in its entirely and replaced with the following:

"Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.0034923, subject to adjustment as described herein ("Exercise Price").

7. There shall be added a new Section 2(f) to the June 2020 Warrant, which shall state as follows:

"Leak-Out. If the ask price of the Company's Common Stock on the OTC Markets Group Inc. PINK is at or below $0.13 per share on any Trading Day, the Holder agrees to sell no more than Two Million (2,000,000) shares of the Company's Common Stock into the market for the thirty day period (determined not on a rolling basis) following the day of the $0.13 or lower share price, subject to adjustment as described herein.""

8. There shall be added a new Section 2(g) to the June 2020 Warrant, which shall state as follows:

"Beneficial Ownership Limitations. To the extent that the Holder's right to exercise this Warrant would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to exercise this Warrant and the right by Holder to benefit from such right or receive shares in excess of the Beneficial Ownership Limitation shall be held in abeyance until such time, as the Holder's rights thereto would not result in the Holder exceeding the Beneficial Ownership Limitation."

July 2020 Warrant

9. All terms defined in the July 2020 Warrant and used in this Amendment shall have the same meanings in this Amendment as in the July 2020 Warrant unless otherwise provided in this Amendment.

10. Section 2(b) of the July 2020 Warrant shall be deleted in its entirely and replaced with the following:

"Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.0034923, subject to adjustment as described herein ("Exercise Price").

11. There shall be added a new Section 2(f) to the July 2020 Warrant, which shall state as follows:

"Leak-Out. If the ask price of the Company's Common Stock on the OTC Markets Group Inc. PINK is at or below $0.13 per share on any Trading Day, the Holder agrees to sell no more than Two Million (2,000,000) shares of the Company's Common Stock into the market for the thirty day period (determined not on a rolling basis) following the day of the $0.13 or lower share price, subject to adjustment as described herein."

12. There shall be added a new Section 2(g) to the July 2020 Warrant, which shall state as follows:

"Beneficial Ownership Limitations. To the extent that the Holder's right to exercise this Warrant would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to exercise this Warrant and the right by Holder to benefit from such right or receive shares in excess of the Beneficial Ownership Limitation shall be held in abeyance until such time, as the Holder's rights thereto would not result in the Holder exceeding the Beneficial Ownership Limitation."

13. Except as amended by this Amendment, the Warrants shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

iQSTEL Inc.

By: ______________________
Name: Leandro Iglesias
Its: CEO

Alpha Capital Anstalt

By: ______________________
Name: Nicola Feuerstein
Its: Director